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                                                                    Exhibit 16.1
WISS
ACCOUNTANTS,
CONSULTANTS,
SOLUTIONS.

                                                              December 2, 2003
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Novadel Pharma, Inc. (the copy of the facimile received containing such statements is attached), which we understand will be filed with the Commission, pursuant to Item 4 of the Company's Form 8-K report during the month of December 2003.

We agree with the statements concerning our Firm in such Form 8-K.

                                                         Yours truly yours

                                                         /s/ Wiss & Company, LLP
                                                         -----------------------
                                                         Wiss & Company, LLP